SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                                May 22, 1997
                     ---------------------------------
                     (Date of earliest event reported)


                               Stanhome Inc.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


     Massachusetts              0-1349                  04-1864170
    ---------------      ---------------------      -------------------
      (State of          (Commission File No.)         (IRS Employer
    Incorporation)                                  Identification No.)


            333 Western Avenue, Westfield, Massachusetts  01085
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (413) 562-3631
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


                                    N/A
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)



Item 2.  Acquisition or Disposition of Assets.

               On April 22, 1997, Stanhome Inc. ("Stanhome") entered into an Agreement of Purchase and Sale (the "Agreement") by and among The Crestley Collection, Ltd. ("Crestley"), The Bradford Exchange, Ltd. ("Bradford") (with respect to Section 12(p) therein only) and Stanhome. On May 22, 1997, pursuant to the Agreement, Stanhome sold the United States business of its Hamilton Worldwide Direct Response Group ("Hamilton") to Crestley in exchange for $48,341,156.20 cash, of which $30,841,156.20 constituted the repayment of indebtedness of Hamilton owed to Stanhome. In connection with the disposition, Crestley agreed to assist Stanhome in winding down the foreign operations of Hamilton, and Enesco Corporation, a wholly owned subsidiary of Stanhome, entered into two license agreements with Bradford pursuant to which Enesco will license certain proprietary and licensed lines of products to Bradford for an initial five-year period.

               The foregoing description of the Agreement and related transactions is subject to and qualified in its entirety by reference to the Agreement and Stanhome's press release dated May 23, 1997, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and which are hereby incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial
          Statements and Exhibits.

               (b) Pro Forma Financial Information

               The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Information") is filed with this report:

               Pro forma condensed consolidated balance sheet dated March 31, 1997 (the "Pro Forma Balance Sheet")

               Pro forma condensed consolidated statements of income for the three months ended March 31, 1997 and for the year ended December 31, 1996 (the "Pro Forma Income Statement")

               The Pro Forma Financial Information gives effect to the sale of Hamilton to Crestley as described more fully above. The Pro Forma Balance Sheet presents the position of Stanhome as of March 31, 1997 assuming that the Agreement and related transactions occurred as of such date. The Pro Forma Income Statement for the three months ended March 31, 1997 and for the year ended December 31, 1996 each give effect to the Agreement and related transactions as of the beginning of the respective period.

               The Pro Forma Financial Information has been prepared by Stanhome and is based upon assumptions deemed proper by it. The Pro Forma Financial Information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Stanhome, or of the financial position or results of operations of Stanhome that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

               The Pro Forma Financial Information should be read in conjunction with the historical financial statements and related notes of Stanhome.

        (c)    Exhibits.

                2.1 Agreement of Purchase and Sale dated April 22, 1997 by and among The Crestley Collection, Ltd., The Bradford Exchange, Ltd. (with respect to Section 12(p) therein only) and Stanhome Inc.

               99.1      Press Release dated May 23, 1997.

               99.2 Pro forma condensed consolidated balance sheet dated March 31, 1997 and pro forma condensed consolidated statement of income for the three months ended March 31, 1997 and for the year ended December 31, 1996.


                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STANHOME INC.


                                    By:  /s/ G. William Seawright
                                       ---------------------------
                                       Name:  G. William Seawright
                                       Title: President and Chief
                                                Executive Officer


Dated:  June 5, 1997



                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit

2.1            Agreement of Purchase and Sale dated April
               22, 1997 by and among The Crestley Collec-tion, Ltd., The Bradford Exchange, Ltd.
               (with respect to Section 12(p) therein
               only) and Stanhome Inc.

99.1           Press Release dated May 23, 1997.

99.2 Pro forma condensed consolidated balance sheet dated March 31, 1997 and pro forma condensed consolidated statement of income for the three months ended March 31, 1997 and for the year ended December 31, 1996.